UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2014

ALARMING DEVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-157010	26-3062327
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

112 North Curry Street, Carson, Nevada 89703-4934

(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements. Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

BACKGROUND

On March 11, 2014, Steel Pier Capital Advisors LLC (“Steel Pier”) consummated the sale of Andre Luis Nascimento Moreira’s Five Million (5,000,000) shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) in exchange for the retirement of advances in the amount of $79,837 made by Steel Pier to fund the Registrant.

On March 13, 2014 Steel Pier entered into and consummated a Stock Purchase Agreement (the “Agreement”) with StationDigital, Inc., a Delaware corporation (“StationDigital”) to acquire 4,850,400 shares (the “Shares”) of Steel Pier’s 5,000,000 shares of Common Stock. The purchase price for the Shares was Two Hundred Thousand Dollars ($200,000) in two non-refundable installments. The first installment of Fifty Thousand Dollars ($50,000) was made upon execution of the Agreement and immediately deliverable to Steel Pier. The second installment of One Hundred Fifty Thousand Dollars ($150,000) is due within sixty (60) days and is also non-refundable. The delivery of the Shares to StationDigital is subject to the consummation of the Merger between the Registrant and StationDigital for 52,800,000 post-split shares of Common Stock within Seventy-Five (75) Days of the execution of the Agreement. The acquisition of the Shares, which represent approximately 91% of the Registrant’s shares of outstanding Common Stock, resulted in a change in control of the Registrant.

Overview of StationDigital

StationDigital, Inc., a Delaware corporation (“StationDigital”) is an Internet broadcasting platform for music, music video, TV and movies, which is completely free to the consumer and 100% supported by advertising revenues. StationDigital is capitalizing on the technology driven market opportunity of expanding the distribution of media content to users, principally on 4G wireless and mobile devices, which have previously been predominantly available only through terrestrial, satellite, and land line based content providers.

StationDigital launched to the public on September 10, 2013 and has already acquired over 3,900,000 users. StationDigital offers a cutting edge combination of genre, mood, years based and custom personalized music stations. StationDigital also offers music videos, TV and movies previews and intends to add full-featured shows and movies. Our music discovery system creates playlists which allow our listeners to search for the favorite artist or song and it will assemble a station based on similar artists, tempos, beats, genres and user generated similarities. Our auto-merchandising system serves up an assortment of over 50 million digital and physical goods which are based on the user’s listening habits for physical goods and downloadable digital merchandise. StationDigital hopes to attract and retain a fast-growing user base not only with its cutting edge product, but also through StationDigital’s unique “listener rewards” program and StationDigital’s online superstore, which is unique in the industry.

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StationDigital is available as a web service and also our mobile apps are currently available for Apple/iOS and Google/Android, which currently represent a majority of the mobility market.

We believe mobility will be key to grow our listener base in internet radio and we intend to focus our marketing efforts to expand rapidly beyond our initial browser focused initiatives and into a series of highly targeted mobile ad campaigns across multiple ad platforms with the goal of aggressively promoting brand recognition and driving growth of mobile app installs of StationDigital over time.

Company Organization

StationDigital was originally organized as a Missouri limited liability company on November 14, 2012 and was subsequently converted to a Delaware corporation on November 18, 2013.

Address: 9465 Wilshire Blvd, Suite 300, Beverly Hills, CA 90212 Tel: (877) 482-9585

Business

Via active marketing campaigns, we intend to grow our listener base, registered users and mobile app installs of StationDigital with the objective of generating revenue by monetizing this traffic with advertising revenue.

Our ability to attract advertisers and ultimately generate advertising revenue is critical to our financial success.

We also intend to generate subscription revenue through the sale and activation of access to a premium version of the StationDigital service for a monthly or annual subscription fee that will include an ad free environment.

In addition, our platform allows us to offer all the digital media for our customers in the form of music, movies and TV. Our fully automated platform allows us to evaluate user behavior and make suggestions based on their preferences for multiple media forms. This also allows us to cross-merchandise products that customers may want to buy and provide the opportunity to purchase through our online StationDigital superstore; our listeners can shop while listening to their favorite music, with the intent to increase “stickiness” to the site and generate additional revenue.

Costs and expenses consist of cost of revenue, product development, marketing and sales, general & administrative and content acquisition costs. Cost of revenue and content acquisition costs are a significant component of our costs and expenses.

Cost of revenue and content acquisition costs primarily consist of royalties paid for streaming music to our listeners. Royalties are calculated using negotiated rates documented in master royalty agreements and are based on both percentage of revenue and listening metrics.

ITEM 5.01.     CHANGES IN CONTROL OF REGISTRANT.

The disclosures set forth above are hereby incorporated by reference into this Item 5.01.

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BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table provides information, immediately after consummation of the Agreement, regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Shareholder	Beneficial Ownership	Percent of Class (1)
StationDigital, Inc.	4,850,400	90.8%

All Officers and Directors as a Group (0 persons)	0	-

(1) Based upon 5,340,000 shares of common stock outstanding as of March 13, 2014.

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 11, 2014, Andre Luis Nascimento Moreira resigned as the Registrant’s President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors. On March 13, 2014, Timothy M. Roberts was appointed as the Registrant’s Director, Chief Executive Officer, Treasurer and Secretary.

Timothy M. Roberts, Chairman, 43, Director, Chief Executive Officer, Treasurer and Secretary. Mr. Roberts has more than two decades of experience in the technology industry and has held prior roles such as CEO, CTO, Managing Director or Board Member for six different companies. Mr. Roberts was the innovator and founder of broadband services provider Savvis Communications (NASDAQ: SVVS), which was sold to Century Link for $2.5 billion in 2011. Savvis supports over one-third of all Internet transports, a large portion of the federal and state government infrastructure and is the dominant provider of the financial market infrastructure. Mr. Roberts also founded net-sourcing service provider, Intira Corporation, which was the first company to pioneer and sell enterprise class hosting/data centers, first to market with cloud computed (NetSourcing) as a service, combined with a worldwide OC3 ATM BGP backbone and virtualized hosting from the cloud. It also successfully raised more than $250 million in equity capital and was sold to a real estate developer, which owned buildings that housed portions of Intira’s data centers, and became Terremark (NASD: TMRK). In 2011, Terremark was sold to Verizon for $1.4 billion. In addition, Mr. Roberts was the Founder and CEO of Infinium Labs, Inc., GameStreamer, Inc. and Savtira Corporation. On September 19, 2008, Mr. Roberts settled charges with the Securities and Exchange Commission. The Commission (Case No. 06-cv-1611 T-23EAJ) alleged that during a promotional fax campaign, Mr. Roberts took advantage of the increased trading volume in Infinium Labs shares to sell his personal stock holdings without reporting the sales to the public. The Commission's complaint also alleged that Roberts paid the promoter with four million shares of his own Infinium Labs stock in violation of the registration provisions of the federal securities laws. As part of the settlement, Mr. Roberts agreed, without admitting or denying the Commission's allegations, to: an injunction from future violations of Sections 5(a), 5(c) and 17(a) of the Securities Act of 1933, Sections 10(b) and 16(a) of the Securities Exchange Act of 1934 and Rules 10b 5 and 16a 3 thereunder; accept a bar from serving as an officer or director of any public company for five years; be barred from participating in any offering of penny stock for five years; and to pay a $30,000 civil penalty.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2014	ALARMING DEVICES, INC.

	By:	/s/ Timothy M. Roberts
Name: Timothy M. Roberts
Title: Chief Executive Officer

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